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                         (LETTERHEAD OF PEAT MARWICK)

                                                                   Exhibit 23(b)
                                                                   -------------


                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
Norwest Corporation:


We consent to the use of our report dated January 19, 1994 incorporated herein by reference and to the reference to our firm under the heading "EXPERTS" in the registration statement. Our report refers to the Corporation's adoption of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."


                                           KPMG Peat Marwick


June  , 1994
Minneapolis, Minnesota